Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 22, 2018, relating to the consolidated financial statements and financial statement schedule of Tanger Factory Outlet Centers, Inc. and subsidiaries, and the effectiveness of Tanger Factory Outlet Centers, Inc. and subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of Tanger Factory Outlet Centers, Inc. for the year ended December 31, 2017, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
Charlotte, North Carolina

March 2, 2018

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 22, 2018, relating to the consolidated financial statements and financial statement schedule of Tanger Properties Limited Partnership and subsidiaries, and the effectiveness of Tanger Properties Limited Partnership and subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of Tanger Properties Limited Partnership for the year ended December 31, 2017, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
Charlotte, North Carolina

March 2, 2018